UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2005

Date of Report (Date of earliest event reported)

HURON CONSULTING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 15, 2005, the Registrant announced three management changes. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein in its entirety.

George E. Massaro

The Board of Directors of the Registrant appointed George E. Massaro, age 57, as Vice Chairman of the Board. He will also serve as Vice Chairman of Huron Consulting Services LLC. Mr. Massaro has been a director since May of 2004 and previously served as the Registrant’s Chief Operating Officer and as the Chief Operating Officer of Huron Consulting Services LLC from June 2003 until March 2005. In his role as Vice Chairman, Mr. Massaro will dedicate his efforts to critical strategic initiatives, including managing major client assignments. The Chief Financial Officer, the General Counsel and the Vice Presidents of Human Resources, Operations and Corporate Development will report to Mr. Massaro in his capacity of Vice Chairman. Mr. Massaro joined Huron Consulting Services LLC in August 2002 as a managing director and subsequently became the leader of the Registrant’s disputes and investigations and valuation services practices. Previously, he served as the managing partner of Arthur Andersen LLP’s 1,200 person New England practice from 1998 to 2002 and managing partner of the Boston office from 1995 to 1998. Mr. Massaro has served clients in the financial services and high technology industries. Mr. Massaro serves as a director of Charles River Laboratories, Inc., a provider of research products and preclinical services for the biomedical community, and of Eastern Bank Corporation, an independent mutual bank holding company in New England. He is a certified public accountant.

Previously, Huron Consulting Services LLC entered into a senior management agreement with Mr. Massaro. Mr. Massaro’s agreement, which was effective August 12, 2002, has an initial three-year term and automatically renews for additional one-year periods on an annual basis unless, at least 60 days prior to the expiration of the then-current term, the Registrant or Mr. Massaro provides notice that the agreement shall not renew. Under the terms of the agreement, Mr. Massaro receives a minimum annual base salary of $350,000 and has an annual performance bonus target during his initial three-year term of $150,000. His compensation is subject to annual review. Mr. Massaro will receive a guaranteed minimum bonus payment of $37,500 for the twelve months ending August 12, 2005, payable in quarterly installments during the annual employment period. The remaining amount of the annual bonus to be received by Mr. Massaro will be based on the achievement of performance goals set by the compensation committee or the Chief Executive Officer. Mr. Massaro is also eligible for additional bonuses in the event that the Registrant’s annual earnings exceed targets set by the compensation committee, in amounts that the compensation committee determines to be appropriate.

Mr. Massaro’s agreement provides that if his employment is terminated by the Registrant without cause or if he resigns for good reason (as such terms are defined in the agreement), he will be entitled to severance pay equal to six months’ base salary and medical benefits, which amount is subject to offset for remuneration earned by Mr. Massaro during the six-month period following such a termination. In order to receive such severance payments, Mr. Massaro must execute a general release in favor of the Registrant. Mr. Massaro or his estate is entitled to severance pay of three months’ base salary payable over the three-month period following his death or disability, along with continuation of medical benefits. Mr. Massaro has also agreed to certain restrictive covenants that will survive for one year following the termination of his employment pursuant to which, among other things, he will not solicit the Registrant’s clients or interfere with the Registrant’s relationships with its employees or customers.

In September 2004, the Registrant adopted an amendment to Mr. Massaro’s senior management agreement that provides Mr. Massaro with certain change in control benefits. Pursuant to the amendment, if Mr. Massaro’s employment is terminated within the 24 months following a change of control, either by the Registrant without cause or by Mr. Massaro for good reason (as provided in the agreement), all of his unvested equity awards that were granted prior to such change of control will immediately become vested and exercisable, and he will be entitled to severance pay of two times the total of his then-current base salary and target annual bonus. In the event of such a termination, he will also be entitled to a pro-rata bonus for the year during which his termination occurs and 24 months of medical benefit continuation. In certain situations, Mr. Massaro may be entitled to an excise tax gross-up payment, or his severance benefits may be reduced to limit his excise tax burden.

Upon consummation of the Registrant’s initial public offering in 2004, the Registrant used $15.1 million of the net proceeds to redeem its outstanding 8% preferred stock and $10.7 million to repay its outstanding 8% promissory notes. All of the 8% preferred stock and 8% promissory notes were owned by HCG Holdings LLC. HCG Holdings LLC distributed substantially all of the proceeds that it received in connection with its investment in the Registrant to its members in accordance with its organizational documents, including the proceeds it received from the sale of the shares in the Registrant’s initial public offering in 2004, the redemption of the outstanding 8% preferred stock and the repayment by the Registrant of the 8% promissory notes. As a result, Mr. Massaro received payments of approximately $106,800.

Mr. Massaro’s son-in-law, Marc Mercier, is currently employed by the Registrant as a manager. In this capacity, he received total compensation of approximately $73,500 in the year ended December 31, 2004.

Daniel P. Broadhurst

The Registrant appointed Daniel P. Broadhurst, age 46, as Vice President of Operations. He has served as Vice President and Assistant Secretary of Huron Consulting Services LLC since January 2004 and as a managing director of Huron Consulting Services LLC since May 2002. Mr. Broadhurst served as the Registrant’s Vice President from May 2004 to March 2005 and as Assistant Secretary since May 2004. In his new capacity, he will assist with the day-to-day operations. He will work closely with Huron Consulting Services LLC practice group leaders regarding practice performance, resource planning and all other aspects of business planning. He will continue to serve as the Quality Officer for Huron Consulting Services LLC. His expertise covers large and complex accounting and litigation matters related to international and domestic tax law, regulatory issues, breach of contract, purchase price disputes, intellectual property, fraud, tort, environmental, and other claims against government agencies. Previously, Mr. Broadhurst served as managing partner of Arthur Andersen LLP’s 450 person Central Region economic and financial consulting practice from 1998 through 2002 and managing partner for the Central Region litigation consulting group from 1996 through 1997. He is a certified public accountant.

Previously, Huron Consulting Services LLC entered into a senior management agreement with Mr. Broadhurst. Mr. Broadhurst’s agreement, which was effective May 15, 2002, has an initial three-year term and automatically renews for additional one-year periods on an annual basis unless, at least 60 days prior to the expiration of the then-current term, the Registrant or Mr. Broadhurst provides notice that the agreement shall not renew. Under the terms of the agreement, Mr. Broadhurst receives an annual base salary of no less than $485,000, an annual target bonus for the initial term of $260,000 and has a guaranteed minimum bonus payment of $65,000 for the twelve months ending May 15, 2005, to be paid in quarterly installments during the annual employment period. The remaining amount of the annual bonus to be received by Mr. Broadhurst will be based on the achievement of performance goals set by the compensation committee or the Chief Executive Officer. Mr. Broadhurst is also eligible for additional bonuses in the event that the Registrant’s annual earnings exceed targets set by the compensation committee, in amounts that the compensation committee determines to be appropriate.

Mr. Broadhurst’s agreement provides that if his employment is terminated by the Registrant without cause or if he resigns for good reason (as such terms are defined in the agreement), he will be entitled to severance pay equal to six months’ base salary and medical benefits, which amount is subject to offset for remuneration earned by Mr. Broadhurst during the six-month period following such a termination. In order to receive such severance payments, Mr. Broadhurst must execute a general release in favor of the Registrant. Mr. Broadhurst or his estate is entitled to severance pay of three months’ base salary payable over the three-month period following his death or disability, along with continuation of medical benefits. Mr. Broadhurst has also agreed to certain restrictive covenants that will survive for one year following the termination of his employment pursuant to which, among other things, he will not solicit the Registrant’s clients or interfere with its relationships with its employees or customers.

In September 2004, the Registrant adopted an amendment to Mr. Broadhurst’s senior management agreement that provides Mr. Broadhurst with certain change in control benefits. Pursuant to the amendment, if Mr. Broadhurst’s employment is terminated within the 24 months following a change of control, either by the Registrant without cause or by Mr. Broadhurst for good reason (as provided in the agreement), all of his unvested equity awards that were granted prior to such change of control will immediately become vested and exercisable, and he will be entitled to severance pay equal to the total of one year of his then-current base salary and his then current target annual bonus. In the event of such a termination, he will also be entitled to a pro-rata bonus for the year during which his termination occurs and 12 months of medical benefit continuation. In certain situations, these benefits may be reduced to limit Mr. Broadhurst’s excise tax burden.

Upon consummation of the Registrant’s initial public offering in 2004, the Registrant used $15.1 million of the net proceeds to redeem its outstanding 8% preferred stock and $10.7 million to repay its outstanding 8% promissory notes. All of the Registrant’s 8% preferred stock and 8% promissory notes were owned by HCG Holdings LLC. HCG Holdings LLC distributed substantially all of the proceeds that it received in connection with its investment in the Registrant to its members in accordance with its organizational documents, including the proceeds it received from the sale of the shares in the Registrant’s initial public offering, the redemption of the outstanding 8% preferred stock and the repayment by the Registrant of the 8% promissory notes. As a result, Mr. Broadhurst received payments of approximately $53,400.

James K. Rojas

The Registrant appointed James K. Rojas, age 36, as Vice President of Corporate Development. He has served as a managing director of Huron Consulting Services LLC since May 2002. Mr. Rojas will focus his energies on managing alliances, joint ventures, acquisitions and workforce development. His expertise includes large and complex litigation matters related to international and domestic tax law, breach of contract, fraud, environmental issues and antitrust. Mr. Rojas also has provided interim management services for clients, leading groups of over 300 finance and accounting professionals. Most recently, Mr. Rojas had administration responsibilities for the Disputes and Investigations practice of Huron Consulting Services LLC in Chicago. Previously he was a partner at Arthur Andersen LLP. He is a certified public accountant.

Previously, Huron Consulting Services LLC entered into a senior management agreement with Mr. Rojas. Mr. Rojas’ agreement, which was effective May 15, 2002, has an initial three-year term and automatically renews for additional one-year periods on an annual basis unless, at least 60 days prior to the expiration of the then-current term, the Registrant or Mr. Rojas provides notice that the agreement shall not renew. Under the terms of the agreement, Mr. Rojas receives an annual base salary of no less than $200,000, an annual target bonus for the initial term of $100,000 and has a guaranteed minimum bonus payment of $50,000 for the twelve months ending May 15, 2005, to be paid in quarterly installments during the annual employment period. The remaining amount of the annual bonus to be received by Mr. Rojas will be based on the achievement of performance goals set by the compensation committee or the Chief Executive Officer. Mr. Rojas is also eligible for additional bonuses in the event that the Registrant’s annual earnings exceed targets set by the compensation committee, in amounts that the compensation committee determines to be appropriate.

Mr. Rojas’ agreement provides that if his employment is terminated by the Registrant without cause or if he resigns for good reason (as such terms are defined in the agreement), he will be entitled to severance pay equal to six months’ base salary and medical benefits, which amount is subject to offset for remuneration earned by Mr. Rojas during the six-month period following such a termination. In order to receive such severance payments, Mr. Rojas must execute a general release in favor of the Registrant. Mr. Rojas or his estate is entitled to severance pay of three months’ base salary payable over the three-month period following his death or disability, along with continuation of medical benefits. Mr. Rojas has also agreed to certain restrictive covenants that will survive for one year following the termination of his employment pursuant to which, among other things, he will not solicit the Registrant’s clients or interfere with its relationships with its employees or customers.

Subject to approval of the Registrant’s compensation committee, the Registrant intends to enter into an agreement with Mr. Rojas that provides Mr. Rojas with certain change in control benefits. Pursuant to the agreement, if Mr. Rojas’ employment is terminated within the 24 months following a change of control, either by the Registrant without cause or by Mr. Rojas for good reason (as provided in the agreement), all of his unvested equity awards that were granted prior to such change of control will immediately become vested and exercisable, and he will be entitled to severance pay equal to the total of one year of his then-current base salary and his then-current target annual bonus. In the event of such a termination, he will also be entitled to a pro-rata bonus for the year during which his termination occurs and 12 months of medical benefit continuation. In certain situations, these benefits may be reduced to limit Mr. Rojas’ excise tax burden.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Press Release, dated March 15, 2005, announcing management changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date: March 15, 2005	/S/ GARY L. BURGE
Gary L. Burge Vice President, Chief Financial Officer and President